UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 19, 2010

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Echelon Corporation (“Echelon”) announced today the appointment, effective as of August 19, 2010, of Ronald A. Sege, as Echelon’s President and Chief Executive Officer and as a Class A member of Echelon’s Board of Directors. Mr. Sege succeeds Robert R. Maxfield, who served as interim President and interim Chief Executive Officer from November 5, 2009 to August 18, 2010. Mr. Maxfield will continue to serve as a member of Echelon’s Board of Directors and will provide advisory services to Mr. Sege and Echelon. The size of Echelon’s Board of Directors was expanded from eight to nine members to accommodate the appointment of Mr. Sege.

Mr. Sege served as President and Chief Operating Officer and a member of the board of directors of 3Com Corporation (“3Com”) from April 2008 until the acquisition of 3Com by Hewlett-Packard Company effective April 12, 2010. Prior to re-joining 3Com, Mr. Sege served as President and Chief Executive Officer of Tropos Networks, Inc., a provider of wireless broadband networks, from 2004 to 2008. Prior to Tropos, Mr. Sege was President and Chief Executive Officer of Ellacoya Networks, Inc., a provider of broadband service optimization solutions based on deep packet inspection technology, from 2001 to 2004. Prior to Ellacoya, Mr. Sege was Executive Vice President of Lycos, Inc., an internet search engine, from 1998 to 2001. Prior to Lycos, Mr. Sege spent nine years at 3Com, from 1989 to 1998, serving in a variety of senior management roles including Executive Vice President, Global Systems Business Unit. Mr. Sege holds an MBA from Harvard University and a Bachelor of Arts degree from Pomona College.

Echelon’s Board of Directors has reviewed Mr. Sege’s qualifications and background and has determined that based on his extensive executive experience, Mr. Sege is well qualified to serve as a director of Echelon in light of Echelon’s business activities.

Effective as of August 19, 2010, Mr. Sege entered into an employment agreement with Echelon (the “Agreement”). The following summary of the material terms of the Agreement is qualified in its entirety by the terms of the Agreement:

•

Board Seat: Pursuant to the Agreement, the Board has appointed Mr. Sege to serve as a member of the Board of Directors and has agreed to nominate Mr. Sege to serve as a member of Echelon’s Board of Directors during the employment term set forth in the Agreement.

•

Base Salary: During the term of the Agreement, Mr. Sege will be entitled to receive a base salary of $400,000 per year, subject to annual review by the Compensation Committee of the Board of Directors.

•

Annual Bonus: Mr. Sege would be entitled to receive 100% of his base salary if certain performance targets are achieved, and up to 150% of his base salary beginning in 2011 if those performance targets are significantly exceeded. The annual bonus may be paid in the form of cash or fully-vested performance shares or a mixture of both. For 2010, Mr. Sege will be guaranteed to receive the pro-rata portion of his target annual bonus, subject to his remaining employed by Echelon through year-end.

•

SAR Award: Mr. Sege has been granted stock-settled stock appreciation rights covering 250,000 shares, under Echelon’s 1997 Stock Plan. Subject to Mr. Sege’s continued employment with Echelon, 25% of the shares subject to the award will vest on each of the first four anniversaries of the grant date. The maximum term of the award is seven years from the grant date.

•

Restricted Stock Award: Mr. Sege has been granted 125,000 shares of restricted stock under Echelon’s 1997 Stock Plan. Subject to Mr. Sege’s continued employment with Echelon, 25% of the shares subject to the award will vest on each of the first four anniversaries of the grant date.

•

Performance-Based Restricted Stock Award: Mr. Sege has also been granted 125,000 shares of restricted stock under Echelon’s 1997 Stock Plan, that vest based upon satisfying performance milestones. 62,500 of the shares subject to the award will vest only after (a) Mr. Sege has remained employed by Echelon through August 19, 2011, and (b) upon Echelon having reported four consecutive quarters of cumulative non-GAAP operating profit on or prior to April 1, 2015. The remaining 62,500 shares subject to the award will vest only after (a) Mr. Sege has remained employed by Echelon through August 19, 2012, and (b) upon Echelon having reported a fiscal year with a specified percentage of non-GAAP operating profit. Any unvested shares subject to the award will expire and be forfeited on April 1, 2015 to the extent that the performance conditions are not met. Mr. Sege must remain employed with Echelon through the vesting date in order to vest in the underlying shares.

•

Severance: If Echelon either terminates Mr. Sege for any reason other than “cause” or Mr. Sege resigns for “good reason” (either event being an “Involuntary Termination”), then subject to a release of claims in favor of Echelon becoming effective, Mr. Sege will be entitled to receive:

•

A lump sum payment equal to the sum of the following paid within thirty days of departure: twelve months of his then current base salary, plus an amount equal to the pro-rata portion of his then current target bonus.

•	Up to eighteen months of COBRA reimbursement.

•	Twelve months vesting acceleration of his then unvested equity awards other than the Performance-Based Restricted Stock Award.

This severance program will be in effect for the entire term of service as Chief Executive Officer, except in the case of a change-in-control (as described below).

•

Change-in-control: In the event that Echelon experiences a change-in-control and an “Involuntary Termination” occurs during the three month period prior to the change-in-control or following the change-in-control, then subject to a release of claims in favor of Echelon becoming effective, Mr. Sege will be entitled to receive:

•

A lump sum payment equal to eighteen months of his base salary and target annual bonus (based on the average annual bonus paid over the last two years or the current target annual bonus, whichever is higher).

•	Up to eighteen months of COBRA reimbursement.

•	100% vesting acceleration of equity compensation (at target levels for performance-based awards).

•	No Tax Gross-Ups: The Agreement does not provide for any golden parachute excise tax gross-up or any other tax gross-ups.

•

Non-Solicit; Non-Disparagement: The Agreement requires Mr. Sege not to solicit any Echelon employees to leave Echelon for 12 months after his employment terminates for any reason and provides for mutual non-disparagement for the same term.

There are no family relationships between Mr. Sege and any director or executive officer of Echelon, and Mr. Sege has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated August 19, 2010 of Echelon Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/S/ OLIVER R. STANFIELD
Oliver R. Stanfield Executive Vice President and Chief Financial Officer

Date: August 19, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 19, 2010, of Echelon Corporation.